UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Maxar Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location relates to the Definitive Proxy Statement filed by Maxar Technologies Inc. (“Company”) with the U.S. Securities and Exchange Commission on March 31, 2020 and made available to certain stockholders of the Company in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2020.  This Supplement is being filed with the U.S. Securities and Exchange Commission and is being made available to stockholders on or about April 27, 2020. The Company’s Proxy Statement and 2019 Annual Report are available on the Company’s website at https://www.investor.maxar.com or at www.envisionreports.com/MAXR.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of Annual Meeting of Stockholders To Be Held on Wednesday, May 13, 2020

Due to the ongoing developments related to the COVID-19 pandemic, including protocols that federal, state and local governments have imposed, to protect the health and well-being of our stockholders, directors, employees and the public, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (“Annual Meeting”) has been changed and will be conducted solely online by remote communication, in a virtual only format. The Annual Meeting will still be held on May 13, 2020, at 2:00 p.m. Mountain Time.

As described in the proxy materials for the Annual Meeting, stockholders of record as of March 19, 2020, the record date, are entitled to participate in the Annual Meeting. To be admitted to the Annual Meeting, stockholders of record should visit https://web.lumiagm.com/295200154, meeting code (case sensitive): MAXAR2020.  You will need the 11-digit control number included on your proxy card or Notice to register. If you are a street name stockholder, to access the webcast please contact your bank, broker or other nominee to request access to the webcast. Please note that you will not be able to vote your shares at the meeting without a legal proxy. You will need to ask your bank, broker or other nominee to furnish you with a legal proxy.  Please send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com.  Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting.

Once admitted, stockholders of record may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website. You may log into the meeting platform beginning at 1:45 p.m. Mountain Time on May 13, 2020. To attend the meeting and submit questions in writing during the online Annual Meeting, you will need the 11-digit control number located on your proxy card or Notice.  You may vote during the meeting by clicking the voting link provided on the webcast. Guests will not have the option to vote shares or ask questions during the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the meeting log in page. Technical support will be available beginning at 1:45 p.m. Mountain Time on May 13, 2020 and will remain available until the meeting has ended.

By Order of the Board of Directors,

James C. Lee

Senior Vice President, General Counsel and Corporate Secretary

Maxar Technologies | 1300 W. 120th Ave., Westminster, CO 80234 | maxar.com